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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RUBIO’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

June 28, 2004

To Fellow Stockholders of
Rubio’s Restaurants, Inc.:

      You are cordially invited to attend the annual meeting of our stockholders, to be held on Thursday, July 29, 2004 at 10:00 a.m. local time at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

      Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so by voting in person at the annual meeting.

Sincerely,

RALPH RUBIO
Chief Executive Officer and
Chairman of the Board of Directors

Carlsbad, California

YOUR VOTE IS VERY IMPORTANT

          To assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage is needed if mailed in the United States.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS
PROPOSAL 3: AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Stock Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT
FORM 10-K
DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS
APPENDIX A
APPENDIX B
Annual Meeting of Stockholders, July 29, 2004

RUBIO’S RESTAURANTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m., Thursday, July 29, 2004

To the Stockholders of Rubio’s Restaurants, Inc:

      Notice is hereby given that the annual meeting of stockholders of Rubio’s Restaurants, Inc., a Delaware corporation (the “Company”), will be held on Thursday, July 29, 2004 at 10:00 a.m. local time at Edwards Theatre, 1180 W. San Marcos Blvd, San Marcos, California. Directions to Edwards Theatre appear on the back cover of the proxy statement. The following matters are to be acted upon and are more fully described in the proxy statement accompanying this notice:

1. To elect two directors to serve for three-year terms until the 2007 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 26, 2004;

3. To amend and restate our certificate of incorporation to reduce the number of authorized shares of common stock from 75,000,000 to 35,000,000;

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

      Only stockholders of record at the close of business on June 14, 2004, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection during normal business hours at our executive offices.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

By Order of the Board of Directors

Ralph Rubio
Chief Executive Officer and
Chairman of the Board of Directors

Carlsbad, California June 28, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

RUBIO’S RESTAURANTS, INC.

1902 Wright Place, Suite 300
Carlsbad, California 92008

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on July 29, 2004

General

      The enclosed proxy is solicited on behalf of the board of directors of Rubio’s Restaurants, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on Thursday, July 29, 2004, and at any postponement or adjournment of the meeting. The annual meeting will be held at 10:00 a.m. local time at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. We are mailing these proxy solicitation materials on or about June 28, 2004, to all stockholders entitled to vote at the annual meeting.

Voting

      The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On June 14, 2004, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, 9,110,145 shares of our common stock, par value $0.001, were issued and outstanding. Each stockholder is entitled to one vote for each share of our common stock held on the record date. Stockholders may not cumulate votes in the election of directors.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes; however, abstentions will have no impact on the election of directors. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

      The two nominees for election as directors who receive the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected. The ratification of the independent accountants requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. The amendment and restatement of our certificate of incorporation to reduce the number of authorized shares of common stock to 35,000,000 requires the approval of a majority of the shares issued and outstanding.

Proxies

      If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of the proposal to ratify the selection of independent accountants and FOR the proposal to reduce the number of authorized shares of common stock. You may revoke or change your proxy at any time before the annual meeting by filing a notice of revocation or another signed proxy with a later date with the Secretary of the company at our principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008. You may also revoke your proxy by attending the annual meeting and voting in person.

Solicitation

      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

      Proposals of our stockholders that are intended to be presented at our 2005 annual meeting or to be included in the proxy statement and form of proxy relating to that meeting must be received no later than March 1, 2005. In addition, the proxy solicited by our board of directors for the 2005 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of the proposal not later than March 1, 2005.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

General

      Our board of directors is currently comprised of three classes of directors currently consisting of two directors in each class with staggered three-year terms. The directors in each class serve for their respective terms or until their successors have been duly elected and qualified. Upon expiration of the term of a particular class, directors elected to the class will serve for a term of three years following expiration of the term. The purpose of this proposal is to nominate two directors for election to our board of directors for a term ending upon the 2007 annual meeting of stockholders. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the company. The nominees for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Term Ending Upon the 2007 Annual Meeting of Stockholders

      Jack W. Goodall, 65, has served as a director and member of our compensation committee since April 2001. Mr. Goodall served as chairman of Jack in the Box, Inc. from October 1985 until his retirement in February 2001. Mr. Goodall served as president of Jack in the Box, Inc. from 1970 until 1996 and as chief executive officer from 1979 to 1996. Mr. Goodall has served as a director of Ralcorp Holdings, Inc., a public company, since January 2000.

      Timothy J. Ryan, 64, has served as a director since April 1999. Mr. Ryan served as president and chief executive officer of Diedrich Coffee, Inc. from November 1997 to October 2000. From December 1995 until his retirement in December 1996, Mr. Ryan served as president and chief operating officer of Sizzler U.S.A., a division of Sizzler International, Inc., and as a director of Sizzler International, Inc., of which he was also a senior vice president. Sizzler International, Inc. filed for bankruptcy protection in June 1996. From November

1988 to December 1993, Mr. Ryan served as senior vice president of marketing at Taco Bell Worldwide, and from December 1993 to December 1995, he served as senior vice president of Taco Bell’s Casual Dining Division.

Directors with Term Ending upon the 2006 Annual Meeting of Stockholders

      Kyle A. Anderson, 47, has served as a director since February 1995. Mr. Anderson is a founding member and the managing member of Rosewood Capital Associates, LLC, the general partner of Rosewood Capital, L.P., a consumer-oriented private equity investment fund. Rosewood Capital, L.P. owns more than 10% of our common stock. Prior to joining Rosewood in 1988, Mr. Anderson was a vice president in the mergers and acquisitions department at The First Boston Corporation. Mr. Anderson serves on the board of directors of Gardenburger, Inc., a publicly held company, and a number of privately held companies. Mr. Anderson has an MBA degree from Columbia University and a BA degree from Princeton University.

      Ralph Rubio, 49, the company’s co-founder, has been Chairman since 1999, Chief Executive Officer since 1985 and served as President from 1985 to September 2002. Mr. Rubio has overseen the growth of Rubio’s since its formation and has been instrumental in creating a leading quick-casual Mexican concept. Prior to founding Rubio’s, Mr. Rubio was employed in restaurant management and in various other positions at the Old Spaghetti Factory, Hungry Hunter and Harbor House restaurant chains. Mr. Rubio holds a degree from San Diego State University and has more than 28 years of experience in the restaurant industry.

Directors with Term Ending upon the 2005 Annual Meeting of Stockholders

      Craig S. Andrews, JD, 51, has served as a director and as our Corporate Secretary since 1999. Mr. Andrews is a shareholder in the law firm of Heller Ehrman White & McAuliffe LLP. Previously, Mr. Andrews was a partner in the law firm of Brobeck, Phleger & Harrison LLP from March 1987 to February 2003, except during the period from May 2000 to January 2002 when Mr. Andrews had resigned as a partner to, among other things, serve as the vice president of business development at Air Fiber, Inc., a private telecommunications company. Mr. Andrews specializes in representing emerging-growth companies and has broad experience in founding companies and in financing transactions, as well as in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous start-up companies, has previously served as a director of numerous public and private companies and currently serves as a director of Legacy Bank N.A. Mr. Andrews received a BA degree from the University of California at Los Angeles and a JD degree from the University of Michigan.

      Loren C. Pannier, 62, has served as a director and as chairman of our audit committee since December 2002. Mr. Pannier spent 29 years with CKE Restaurants, Inc., a public holding company for Carl’s Jr., Hardee’s, and La Salsa. During this time, he held a number of senior management positions, including senior vice president investor relations, senior vice president purchasing and distribution, and chief financial officer. In his post as chief financial officer, Mr. Pannier led CKE through its initial public offering in 1981. Prior to joining CKE, Mr. Pannier was a senior consultant with Price Waterhouse & Co. in their Management Services Division. He holds a BA degree from Occidental College and an MBA degree from California State University, Long Beach. Currently, Mr. Pannier is general partner of Pannier Enterprises and Citrus Legacy Partners. Both entities specialize in income-producing commercial properties.

Board Committees and Meetings

      Our board of directors held eight meetings and acted by unanimous written consent four times during our fiscal year ended December 28, 2003. Our board of directors has an audit committee, a compensation committee and a nominating committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which the director served during our 2003 fiscal year. A majority of our directors are independent, as determined under Nasdaq rules.

      Our compensation committee currently consists of three directors, Mr. Anderson, who serves as chairman of the committee, Mr. Goodall and Mr. Ryan, and is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The committee also has the exclusive authority, with respect to option grants and stock issuances made to our executive officers and non-employee board members, to administer our Employee Stock Purchase Plan and our 1999 Stock Incentive Plan. The committee held one meeting and acted by unanimous written consent one time during our 2003 fiscal year. Except for Jack Goodall, who is serving under the exception in the Nasdaq rules that allows for directors who are not independent to serve on the Compensation Committee in limited and exceptional circumstances, all of our compensation committee members are independent, as determined under Nasdaq rules.

      Our audit committee currently consists of three directors, Mr. Pannier, who serves as chairman of the committee, Mr. Anderson and Mr. Ryan. The committee meets quarterly to review our financial statements. The committee held four meetings during our 2003 fiscal year. All of our audit committee members are independent, as determined under Nasdaq rules and our board of directors has determined that Mr. Pannier qualifies as an “audit committee financial expert,” as that term has been defined by the Securities and Exchange Commission.

      Our nominating committee currently consists of two directors, Mr. Andrews, who serves as chairman of the committee, and Mr. Pannier, and reviews the credentials of proposed members of the board of directors, either in connection with filling vacancies or the election of directors at each annual meeting of stockholders, and presents its recommendations to the board of directors. Our nominating committee was formed in March 2004, and the written charter governing the committee approved by our board of directors is attached as Appendix A to this proxy statement. As described below, the nominating committee will consider qualified nominees recommended by security holders, provided that vacancies exist and detailed biographical information regarding the nominee is provided to the Secretary of the company. All of our nominating committee members are independent, as determined under Nasdaq rules.

Director Nomination

      Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the nominating/corporate governance committee (the “nominating committee”) considers the appropriate balance of experience, skills and characteristics required of the board of directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the company’s business environment, and willingness to devote adequate time to Board duties.

      Stockholder Nominees. The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o the Secretary of the company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the bylaws of the company and under the caption, “Stockholder Proposals for 2005 Annual Meeting” below.

      Process for Identifying and Evaluating Nominees. The nominating committee believes the company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

      The company has never received a proposal from a stockholder to nominate a director. Although the nominating committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

      Board Nominees for the 2004 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

Director Compensation

      Directors receive $3,000 for each quarterly meeting of the company’s board of directors they attend and an additional annual payment of $3,000 for other services as a member of the board of directors, including attending additional meetings of the board of directors. Mr. Pannier also will receive an annual payment of $10,000 for his services as chairman of the company’s audit committee and as its financial expert. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

      Under the automatic option grant program in effect under our 1999 Stock Incentive Plan, each individual who joins our board as a non-employee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase 25,000 shares of our common stock, provided the person has not previously been in our employ or the employ of any parent or subsidiary of ours. In addition, on the date of each annual stockholders’ meeting, each individual who continues to serve as a non-employee board member, whether or not the individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 5,000 shares of our common stock, provided the individual has served as a non-employee member of our board of directors for at least six months. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of our board of directors or immediately following the consummation of any merger or asset sale if the options are not assumed by the successor corporation. The option will be immediately exercisable for all of the option shares and will be fully vested.

      In June 2003, in accordance with the automatic option grant program in effect under our 1999 Stock Incentive Plan, we granted options to purchase 5,000 shares of our common stock each to Messrs. Anderson, Andrews, Goodall, Pannier and Ryan. The per-share exercise price for the options is $4.97, which was the fair market value of our common stock on the grant date. These options are immediately exercisable and are fully vested.

Communications with Directors

      Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee procedures for the receipt of such communication, which we expect to put in place by the Annual Meeting. The procedures will allow submitting the complaint or concern either online or telephonically. A more detailed description of the procedures will be provided on our website at www.rubios.com once these procedures are implemented.

      The company has a policy of encouraging all directors to attend the annual stockholder meetings. All of our directors attended the 2003 annual meeting.

Recommendation of our Board of Directors

      Our board of directors recommends that our stockholders vote FOR the election of the two nominees listed above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

      Our board of directors has appointed the firm of KPMG LLP, our independent public accountants for our fiscal year ending December 26, 2004, and is asking our stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of KPMG LLP. As described below, the company discharged Deloitte & Touche LLP in June 2004, and engaged KPMG LLP at that time.

      If our stockholders fail to ratify the appointment, our board of directors will reconsider its selection. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in our stockholders’ and our best interest.

      A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if she or he desires to do so, and will be available to respond to appropriate questions.

      The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for fiscal 2003 and 2002, for reviews of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2003 and 2002, and fees billed for other services rendered by Deloitte & Touche LLP.

	2003	2002

Audit fees(1)	$174,625	$139,065
Audit related fees(2)	3,500	3,500
Tax fees(3)	8,690	23,500
All other fees(4)	—	—

Total fees	$186,815	$166,065

(1)	Includes fees for audit of the company’s annual consolidated financial statements, issuance of consent and reviews of the company’s quarterly consolidated financial statements.

(2)	Includes fees for review of the company’s Uniform Franchise Offering Circular and issuance of consent.

(3)	Includes fees for tax compliance and tax planning and advice.

(4)	Deloitte & Touche LLP did not bill any fees for professional services described in this category.

      Deloitte & Touche LLP performed no services and no fees were incurred or paid relating to financial information systems design and implementation. The audit committee has considered whether the independent auditors’ provision of non-audit services to us was compatible with maintaining auditor’s independence. All of the above described audit related services and tax services were pre-approved by the audit committee. The audit committee pre-approves the audit-related and tax services specifically described by the committee on an annual basis.

      The audit committee of the board of directors of the company annually considers and recommends to the board of directors the selection of independent public accountants. On June 11, 2004, after an evaluation process and as recommended by the audit committee, the board of directors discharged Deloitte & Touche LLP and appointed KPMG LLP as the company’s independent auditors for the 2004 fiscal year. The report of Deloitte & Touche on Rubio’s consolidated financial statements for the years ended December 29, 2002 and December 28, 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. For the years ended December 29, 2002 and

December 28, 2003, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Deloitte & Touche’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended December 29, 2002 and December 28, 2003, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. During the years ended December 29, 2002 and December 28, 2003 and through June 11, 2004 (the date KPMG was appointed), the company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Recommendation of Our Board of Directors

      Our board of directors recommends that our stockholders vote FOR the ratification of the appointment of KPMG LLP to serve as our independent accountants for the fiscal year ending December 26, 2004.

PROPOSAL 3: AMENDMENT AND RESTATEMENT OF THE
COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

      The company’s current certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board has proposed an amendment to Article IV(A) of the certificate of incorporation to decrease the number of authorized shares of common stock from 75,000,000 to 35,000,000, while leaving the number of authorized shares of preferred stock unchanged, and to restate the certificate of incorporation to reflect this amendment. The certificate of incorporation will remain the same in all other respects. The stockholders are being asked to approve the proposed amendment in accordance with Delaware law.

      On June 14, 2004, there were approximately 9,110,145 shares of common stock issued and outstanding and no shares of preferred stock outstanding. This number does not include 2,726,691 shares reserved for issuance under outstanding options to purchase shares of common stock as well as shares reserved for future issuance under the company’s equity incentive plans as of June 14, 2004.

      The following is the text of Article IV(A) of the certificate of incorporation, as proposed to be amended:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Forty Million (40,000,000) shares, each with a par value of $0.001 per share. Thirty-Five Million (35,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.”

      The purpose of the proposed amendment is to minimize, to the extent possible, the company’s future annual franchise taxes paid to the Secretary of State of Delaware. Franchise taxes in Delaware are determined in part based on the number of authorized shares in the company’s certificate of incorporation, and thus the proposed amendment to decrease the authorized shares of common stock to bring the number of authorized shares more in line with the number of outstanding shares is expected to result in a decrease in our future Delaware franchise taxes.

      The decrease in authorized common stock will not have any effect on the rights of existing stockholders. Should the company determine in the future that it is advisable to issue shares of common stock in excess of the authorized shares available for issuance after this reduction, the company would need to obtain stockholder approval to increase the number of authorized shares of common stock prior to any such issuances.

Recommendation of our Board of Directors

      Our board of directors recommends that our stockholders vote FOR the amendment and restatement of the company’s certificate of incorporation.

OTHER MATTERS

      We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

      The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 14, 2004, by:

•	each person or group of affiliated persons known to own beneficially 5% or more of our common stock;

•	each director and director nominee;

•	each named executive officer listed in the Summary Compensation Table of the “Executive Compensation and Other Information” section of this proxy statement; and

•	all of our current directors and executive officers as a group.

      Percentage of ownership is based on 9,110,145 shares of common stock outstanding on June 14, 2004. The number of shares underlying options in the table below represent options that are exercisable within 60 days after June 14, 2004. Shares of our common stock subject to stock options that are currently exercisable or will become exercisable within 60 days after June 14, 2004 are included in the number of shares reported as beneficially owned in the table below and are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws. The address for those individuals for which an address is not otherwise indicated is 1902 Wright Place, Suite 300, Carlsbad, California 92008.

	Shares Beneficially Owned

		Number of
		Shares
	Number of	Underlying
Name of Beneficial Owner	Shares	Options	Percent(%)

Royce and Associates(1)	715,900	—	7.9%
1414 Avenue of the Americas
New York, NT 10019
Rafael Rubio(2)	568,300	—	6.2%
Ralph Rubio(3)	1,086,568	9,167	12.0%
Kyle A. Anderson(4)	1,526,812	25,000	17.0%
Rosewood Capital L.P.
One Maritime Plaza, Suite 1330
San Francisco, CA 94111
Craig S. Andrews(5)	14,983	50,000	*
Jack W. Goodall	25,000	85,000	1.2%
Timothy J. Ryan	2,500	50,000	*
Loren C. Pannier	10,000	30,000	*
Sheri Miksa	19,000	100,000	1.3%
John Fuller	8,000	21,667	*
Tim Hackbardt	3,000	—	*
All current directors and executive officers as a group (nine persons)	2,701,399	370,834	33.7%

*	Less than 1% of the outstanding stock.

(1)	According to a holdings report on Form 13F filed with the SEC for the quarter ending March 31, 2004, all 715,900 shares are beneficially owned by Royce and Associates, LLC.

(2)	According to a Schedule 13G filed with the SEC on March 16, 2004, all 568,300 shares reported as beneficially owned by Mr. Rafael Rubio are held by the Rafael K. Rubio and Gloria G. Rubio Family Trust.

(3)	Mr. Ralph Rubio holds 1,086,568 of the shares in trust for the benefit of him and his family. Mr. Rubio holds 24,348 of the shares as custodian for his children. The trusts for the benefit of Mr. Rubio and his family have entered into Rule 10b5-1 selling plans, which provide for the sale of up to 56,560 shares through March 2005.

(4)	The shares reported as beneficially owned by Mr. Kyle Anderson include 1,526,812 shares held by Rosewood Capital L.P. Mr. Anderson is a founding member of Rosewood Capital Associates L.L.C., the general partner of Rosewood Capital, L.P. Mr. Anderson disclaims beneficial ownership of all 1,526,812 shares. According to the Schedule 13G filed with the SEC on February 15, 2000, Rosewood Capital L.P. reported that it had sole voting and dispositive power over all 1,526,812 shares.

(5)	The shares reported as beneficially owned by Mr. Craig Andrews include 6,241 shares held by UMB Bank, Trustee for Retirement Trust for Craig Andrews and 4,680 shares registered to Mr. Andrews as custodian for his children. Mr. Andrews disclaims beneficial ownership of the 4,680 shares held as custodian for his children.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table provides summary information concerning the compensation earned by our chief executive officer and each of our other most highly compensated executive officers employed by us as of December 28, 2003 and whose salary and bonus for our 2003 fiscal year was in excess of $100,000 for services rendered in all capacities to us or our subsidiary for the fiscal year ended December 28, 2003. No executive officers who would have otherwise been included in this table on the basis of salary and bonus earned for our 2003 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year.

Summary Compensation Table

		Annual Compensation

				Other Annual	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Compensation($)(3)

Ralph Rubio	2003	$216,123	—	—	$950
Chief Executive Officer,	2002	$209,828	—	—	$834
and Chairman of the Board	2001	$209,828	—	—	$835
Sheri Miksa(1)	2003	$300,000	—	—	$9,000
President and Chief	2002	$86,538	—	—	$147,479
Operating Officer
John Fuller(2)	2003	$103,846	—	—	$107,449
Chief Financial Officer

(1)	Ms. Miksa was appointed President and Chief Operating Officer on September 9, 2002.

(2)	Mr. Fuller was appointed Chief Financial Officer on June 16, 2003.

(3)	All Other Compensation for our 2003 fiscal year includes the following:

•	personal use of auto payments of $950 to Mr. Rubio.

•	an auto allowance of $9,000 to Ms. Miksa.

•	an auto allowance of $2,925 and relocation payments of $104,524 to Mr. Fuller.

Stock Options and Stock Appreciation Rights

      The following table contains information concerning the stock options granted to the named executive officers during our 2003 fiscal year. All the grants were made under our 1999 Stock Incentive Plan. We granted no stock appreciation rights to the named executive officers during our last fiscal year.

      Each option represents the right to purchase one share of our common stock. The options in this table are incentive stock options and non-qualified stock options granted under our stock option plans. The options vest on the following schedule: 20% of the options vest after the completion of one year of service from the grant date and the remainder of the options vest in equal monthly installments over the next 48 months of service. Upon a change in control of the company, 50% of all then unvested options will become fully vested immediately and the remaining unvested options will become fully vested if such named executive officer is actually or constructively terminated within 12 months of the change of control. Additionally, the compensation committee of the board of directors, as plan administrator of our 1999 Stock Incentive Plan, has the authority to provide for accelerated vesting of any outstanding options or waiver of forfeiture restrictions of unvested stock, for any reason, including upon a change of control.

      In the year ended December 28, 2003, we granted options to purchase an aggregate of 603,450 shares of our common stock to employees.

Option Grants in Last Fiscal Year

		Individual Grants			Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to			Term
	Options	Employees in	Exercise	Expiration
	Granted	2003	Price ($/Sh)	Date	5% ($)	10% ($)

Ralph Rubio	—	—	—	—	$—	$—
Sheri Miksa	50,000	8.3%	$6.16	12/18/13	$193,700	$490,873
John Fuller	100,000	16.6%	$4.90	6/16/13	$308,158	$780,934
John Fuller	30,000	5.0%	$6.16	12/18/13	$116,220	$294,524

      The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant as determined on the basis of the closing selling price of our common stock as reported on the Nasdaq National Market on the date of grant.

      The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in the Year Ended December 28, 2003 and Year-End Option Values

      The following table provides information, with respect to the named executive officers, concerning the exercise of options during our 2003 fiscal year and unexercised options held by them as of the end of that fiscal year. No stock appreciation rights were held by the named executive officers at the end of our 2003 fiscal year.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ralph Rubio	—	—	7,833	2,167	—	—
Sheri Miksa	—	—	60,000	290,000	—	—
John Fuller	—	—	—	130,000	—	$108,000

      The value realized is calculated based upon the market price of the purchased shares on the exercise date, less the option exercise price paid for those shares.

      The value of unexercised in-the-money options at fiscal year-end is calculated based upon the market price of $5.98 per share, determined on the basis of the closing selling price per share of our common stock on the Nasdaq National Market on the last day of our 2003 fiscal year, less the option exercise price payable per share.

Non-Employee Deferred Compensation Plan

      Under this plan, non-employee directors may defer fees into either a cash account or into discounted options under our 1999 Stock Incentive Plan. Any deferrals into cash will be credited to a cash account that will accrue earnings at an annual rate of 2% above the prime lending rate. At the time of election, a participant must choose the dates on which the cash benefit will be distributed. Distributions will be made on options the later of the January 15 of the year following the date the participant’s board service terminates or six months from the date of termination. Alternatively, a participant may elect to be paid in up to ten (10) annual installments after board service terminates. Any deferral for the acquisition of discounted stock options will be such that the price to exercise the option will be equal to 33 1/3% of the fair market value of the stock on the option grant date.

Employment Contracts, Termination of Employment and Change in Control Arrangements

      We currently have only one employment agreement, which is with our President and Chief Operating Officer, Sheri Miksa. Ms. Miksa commenced her employment with us on September 9, 2002, at which time, Ms. Miksa’s employment agreement provided for, among other things: (i) an annual base salary of $300,000; (ii) a bonus of up to 50% of her base salary if certain performance measures were met; (iii) options to purchase 300,000 registered shares of our common stock in accordance with our 1999 Stock Incentive Plan (the options vest at 20% at the end of the first year and each month thereafter for 48 months, unless there is a change in control of the company in which case 50% of all then unvested options will become fully vested immediately and the remaining unvested options will become fully vested if Ms. Miksa is actually or constructively terminated within 12 months of the change of control); (iv) the payment of Ms. Miksa’s relocation expenses; and (v) severance benefits including six months salary if terminated without cause prior to a change of control of the company and 12 months salary if terminated without cause after a change of control of the company. The employment arrangement between Ms. Miksa and the company is not for a specific term and can be terminated by Ms. Miksa or the company at any time and for any reason, with or without cause or advanced notice.

      The outstanding options held by the named executive officers provide that upon a change in control of the company, 50% of all then unvested options will become fully vested immediately and the remaining unvested options will become fully vested if such named executive officer is actually or constructively terminated within 12 months of the change of control. Additionally, the compensation committee of the board of directors, as plan administrator of our 1999 Stock Incentive Plan, has the authority to provide for accelerated vesting of any outstanding options or waiver of forfeiture restrictions of unvested stock, for any reason, including upon a change of control.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 28, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Equity Compensation Plan Information

			Number of Securities Remaining
			Available for Future Issuance
	Number of Securities to be		Under Equity Compensation
	Issued upon Exercise of	Weighted Average Exercise Price of	Plans (Excluding Securities
Plan Category	Outstanding Options(A)	Outstanding Options(B)	Reflected in Column A(C)

Equity compensation plans approved by security holders(1)	1,690,960 (3)	$6.20	742,268 (4)
Equity compensation plans not approved by security holders(2)	25,000	$3.05	—

Total	1,715,960	$6.15	742,268

(1)	Consists solely of the 1999 Stock Incentive Plan and Employee Stock Purchase Plan.

(2)	Consists solely of options to purchase 25,000 unregistered shares of our common stock granted to Mr. Goodall.

(3)	Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan, which has a shareholder approved reserve of 200,000 shares. Under the 1999 Employee Stock Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semi-annual intervals on the last business day of January and July each year at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the fair market value per share on the semi-annual purchase date.

(4)	Consists of shares available for future issuance under the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan. As of December 28, 2003, an aggregate of 200,000 shares of common stock were available for issuance under the 1999 Employee Stock Purchase Plan, and 542,268 shares of common stock were available for issuance under the 1999 Stock Incentive Plan. The number of shares of common stock available for issuance under the 1999 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 450,000 shares of common stock.

Equity Compensation Plans Not Approved by Security Holders.

      On October 25, 2001, Mr. Goodall was granted an option to purchase 25,000 unregistered shares of our common stock. This option vested and became fully exercisable six months after the grant date. The per share exercise price for this option is $3.05, which was the fair market value per share of our common stock on the grant date.

Compensation Committee Interlocks and Insider Participation

      During our 2003 fiscal year, the compensation committee of our board of directors consisted of Mr. Anderson who served as chairman of the committee, Mr. Goodall and Mr. Ryan. None of these individuals was an officer or employee of us or our subsidiary at any time during our 2003 fiscal year or at any other time.

      During our 2003 fiscal year, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

      We entered into a consulting agreement with Mr. Goodall as discussed below under “Certain Relationships and Related Transactions”.

Compensation Committee Report on Executive Compensation

      It is the duty of the compensation committee to review and determine the salaries and bonuses of the company’s executive officers, including the chief executive officer, and to establish the general compensation policies for the executive officers. The committee also has the sole and exclusive authority to make discretionary option and stock issuance grants to the company’s executive officers under the company’s 1999 Stock Incentive Plan.

      The committee believes that the compensation programs for the company’s executive officers should reflect the company’s performance and the value created for the company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values and should reward individual contribution to the company’s success. The company is engaged in a very competitive industry, and the company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to executives.

      General Compensation Policy. The committee’s policy is to provide the company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the company and their contribution to that performance and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (1) annual base salary, (2) incentive bonuses, the amount of which is dependent on both company and individual performance during the fiscal year, and (3) stock option awards designed to strengthen the mutuality of interests between the executive officers and the company’s stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the company’s financial performance and stock price appreciation rather than base salary.

      Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. The base salary for each officer reflects the salary levels for comparable positions from a comparative group of companies within the industry, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the committee. Each executive officer’s base salary is adjusted each year, if necessary, on the basis of (1) the committee’s evaluation of the officer’s personal performance for the year and (2) the competitive marketplace for persons in comparable positions. The company’s performance and profitability may also be a factor in determining the base salaries of executive officers. Based on the foregoing, the chief executive officer’s base salary was increased from $209,828 to $216,123 in 2003, or approximately 3%.

      Incentive Bonus. Generally, the annual incentive bonus for the company’s chief executive officer and other executive officers is based on specified objective performance measures selected by the committee. The actual bonus is calculated based on a percentage, which was 50% for our 2003 fiscal year, of the amount that pre-tax net income exceeds the pre-tax net income budget established for the current year. Based on the company’s financial performance for fiscal year 2003, no bonuses were awarded to the company’s executive officers.

      Stock Options. Generally, stock option grants are made annually by the committee to each of the company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the company’s common stock at a fixed price per share based on the market price on the grant date over a specified period of time of up to ten years. Each option generally becomes exercisable in a series of installments over a five-year period, contingent upon the officer’s continued employment with the company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

      The size of the option grant to each executive officer, including the chief executive officer and chief operating officer, is set by the committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. Based on the foregoing, no option grant was made to the chief executive officer for fiscal year 2003.

      The committee has established guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered performance-based. Non-performance based compensation paid to the company’s executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, and the committee does not anticipate that the non-performance based compensation to be paid to the company’s executive officers for fiscal 2003 will exceed that limit. The company’s 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the company’s executive officers in the foreseeable future will approach the $1 million limit, the committee has decided at this time not to take any action to limit or restructure elements of cash compensation payable to the company’s executive officers.

The committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

      Submitted by the compensation committee of the company’s board of directors:

Kyle Anderson, Chairman	Jack W. Goodall	Timothy Ryan

Audit Committee Report

      It is the duty of the audit committee to oversee on behalf of our board of directors the integrity of our financial statements, the appointment, compensation, qualifications, independence and performance of our independent accountants, our compliance with legal and regulatory requirements, and the performance of our internal controls function. A written charter governing the committee was approved by our board of directors in March 2004, a copy of which is attached as Appendix B to this proxy statement. Each of the members of the committee is independent as defined under Rule 4200 of the National Association of Securities Dealers’ listing standards.

      The following is the report of the audit committee with respect to the company’s audited financial statements for the fiscal year ended December 28, 2003, included in the company’s annual report on Form 10-K for that year.

      The audit committee has reviewed and discussed these audited financial statements with management of the company.

      The audit committee has discussed with the company’s independent accountants, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the company’s financial statements.

      The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from the company.

      Based on the review and discussions referred to above in this report, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 28, 2003 for filing with the Securities and Exchange Commission.

      Submitted by the audit committee of the board of directors of the company:

Loren C. Pannier, Chairman	Kyle Anderson	Timothy Ryan

Stock Performance Graph

      The following graph shows a comparison of cumulative total stockholder returns for our common stock, the S&P 500 Index and the S&P Restaurants Index.

      (1) The graph covers the period from May 21, 1999, the commencement date of our initial public offering of shares of our common stock through December 28, 2003.

      (2) The graph assumes that $100 was invested on May 21, 1999 in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

      (3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*

AMONG RUBIO’S RESTAURANTS, INC., THE S&P 500 INDEX

AND THE S&P RESTAURANTS INDEX

	Cumulative Total Return

	5/99	12/99	12/00	12/01	12/02	12/03

Rubio’s Restaurants, Inc.	100.00	76.19	24.41	31,05	58.95	56.95
S&P 500	100.00	111.00	100.89	88.90	69.26	89.12
S&P Restaurants	100.00	89.31	80.61	72.34	55.00	82.59

*	$100 invested on 5/21/99 in stock or on 4/30/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

      Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, none of the compensation committee report, the audit committee report, reference to the independence of the audit committee members or the stock performance graph is to be incorporated by reference into any prior filings, nor shall the reports, reference or graph be incorporated by reference into any future filings made by us under those statutes, nor shall the reports, reference or graph be deemed filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In addition to the indemnification provisions contained in our restated certificate of incorporation and bylaws, we generally enter into separate indemnification agreements with our directors and officers. These agreements require us, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us.

      Mr. Andrews, a company director, previously was a partner in the law firm of Brobeck, Phleger & Harrison, LLP through February 2003, which served as our legal counsel for general corporate and other matters. Mr. Andrews now serves as a shareholder in the law firm of Heller Ehrman White & McAuliffe,

LLP. As of March 6, 2003, the company approved Heller Ehrman White & McAuliffe, LLP to serve as our legal counsel for general corporate and other matters.

      In June 2002, we entered into a one-year consulting agreement with Mr. Goodall. Under the consulting agreement, Mr. Goodall advises and consults with our Chief Executive Officer on various issues including marketing review, real estate review and other strategic corporate initiatives as identified by our board of directors. In lieu of cash compensation, we granted Mr. Goodall an option to purchase 50,000 registered shares of our common stock in accordance with our 1999 Stock Incentive Plan that was immediately vested and exercisable. The per-share exercise price for the option is $8.07, the fair market value per share of our common stock on the grant date.

      In March 2004, we entered into an agreement with Rosewood Capital, LLP to extend the registration rights held by Rosewood under an investor’s rights agreement entered into prior to our public offering in connection with preferred stock purchased by Rosewood. Rosewood’s registration rights will be extended from May 2004 to May 2006. Further, as part of the extension agreement, Rosewood has agreed that it will not make a demand on the company to register its stock prior to February 1, 2005. Due to the relationship between Mr. Anderson, a company director, and Rosewood, Mr. Anderson sought, and the audit committee granted, a waiver of the company’s code of ethics regarding this transaction. The audit committee based its decision on the fact that Rosewood would have been forced to exercise its current registration rights before their expiration in May of this year or lose the rights. This would have caused the company to file a registration statement on Rosewood’s behalf, forcing the company to incur expense in the preparation and monitoring of the registration statement, and creating a large overhang in the company’s trading market. Mr. Anderson did not vote on either this waiver or on the approval of this transaction.

      In April 2004, we entered into an agreement with Ralph Rubio to extend his registration rights held under an investor’s rights agreement entered into prior to our public offering in connection with preferred stock purchased by Mr. Rubio. Mr. Rubio’s registration rights were extended from May 2004 to May 2006. As part of the extension agreement, Mr. Rubio agreed that he will not make a demand on the company to register his stock prior to February 1, 2005. The company approved the agreement on the fact that Mr. Rubio would have been forced to exercise his current registration rights before their expiration in May 2004 or lose the rights. This would have caused us to file a registration statement on his behalf, forcing us to incur expense in the preparation and monitoring of the registration statement, and creating a large overhang in our trading market.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (1) the copies of Section 16(a) reports that we received from such persons for their 2003 fiscal year transactions in our common stock and their common stock holdings, and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for our 2003 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met by our directors, executive officers and greater than 10% beneficial owners.

ANNUAL REPORT

      A copy of our annual report for our 2003 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

      We filed an annual report on Form 10-K with the SEC on or about March 24, 2004. Stockholders may obtain a copy of this report online at www.sec.gov, or without charge, by writing to the Secretary of the company, at our principal executive offices located at 1902 Wright Place, Suite 300, Carlsbad, California 92008.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

      The company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more company stockholders. This delivery method can result in meaningful cost savings for the company. In order to take advantage of this opportunity, the company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Rubio’s Restaurants, Inc. c/o U.S. Stock Transfer, 1745 Gardena Avenue, Glendale, CA 91204-2991. If your stock is held through a brokerage or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank.

By Order of the Board of Directors

RALPH RUBIO
Chief Executive Officer and
Chairman of the Board of Directors

Dated: June 28, 2004

APPENDIX A

NOMINATING COMMITTEE CHARTER

Adopted by the Board of Directors of Rubio’s Restaurants, Inc.

Purpose

      The purpose of the Nominating Committee (the “Committee”) of the board of directors (the “Board”) of Rubio’s Restaurants, Inc. (the “Company”) is to identify and approve individuals qualified to serve as members of the Board of the Company, and recommend nominees for election as directors of the Company.

Composition

      The Committee shall be composed of two or more directors, as determined by the board of directors, each of whom shall satisfy the requirements of Nasdaq.

Responsibilities

      The Committee is charged by the Board with the responsibility to:

1. Identify and evaluate individuals, including individuals proposed by stockholders, qualified to serve as members of the Board, and recommend for determination by the Board of the Company nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected, and identify, evaluate and recommend to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings.

2. Recommend to the Board directors for appointment to its committees and, as appropriate, recommend rotation or removal of directors from Board committees.

3. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

4. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

5. Make recommendations to the Board regarding issues of management succession.

6. Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

7. Recommend to the Board policies on Board composition and criteria for Board membership and continuation on the Board.

Authority

      By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

3. Appoint a chair of the Committee, unless a chair is designated by the Board.

4. Engage and terminate search firms, independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

5. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Committee.

A-1

APPENDIX B

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of Rubio’s Restaurants, Inc.

Purpose

      The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Rubio’s Restaurants, Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

      The independent accountants’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

Composition

      The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, in accordance with Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall be an “audit committee financial expert”, as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Meetings

      The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

1. Review this Charter at least annually and recommend any changes to the Board.

2. Review the organization’s annual financial statements and any other relevant reports or other financial information, and, following such review, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

3. Review the regular internal financial reports prepared by management and any internal auditing department.

4. Appoint and provide for the compensation of a “registered public accounting firm” (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

5. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

6. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

7. Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

8. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

9. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

10. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

11. Review the management letter delivered by the independent auditor in connection with the audit.

12. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who is a financial expert.

13. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

14. Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

15. Review the scope and results of internal audits, if any.

16. Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

17. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

18. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

19. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

20. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

21. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

23. Review and approve all related party transactions.

24. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Authority

      By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

RUBIO’S RESTAURANTS, INC.
PROXY

Annual Meeting of Stockholders, July 29, 2004

This Proxy is Solicited on Behalf of the Board of Directors of
Rubio’s Restaurants, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 29, 2004 and the proxy statement and appoints Ralph Rubio and Sheri Miksa and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Rubio’s Restaurants, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at our annual meeting of stockholders to be held at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California 92069 on Thursday, July 29, 2004 at 10:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

1. To elect the following directors to serve for a three-year term ending upon the 2007 annual meeting of stockholders or until their successors are duly elected and qualified: Please check either “FOR” or “WITHHOLD AUTHORITY TO VOTE”. The board of directors recommends a vote FOR the listed nominees. Shares will be so voted unless you otherwise indicate.

Jack W. Goodall	FOR ☐	WITHHOLD AUTHORITY TO VOTE ☐
Timothy J. Ryan	FOR ☐	WITHHOLD AUTHORITY TO VOTE ☐

2. Proposal to ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 26, 2004. The board of directors recommends a vote FOR Item 2. Shares will be so voted unless you otherwise indicate.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to amend the company’s certificate of incorporation to reduce the number of authorized shares of common stock and restate the certificate to reflect such amendment. The board of directors recommends a vote FOR Item 3. Shares will be so voted unless you otherwise indicate.

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Our board of directors recommends a vote FOR Item 1 (Election of Directors), a vote FOR Item 2 (Ratification of Independent Auditors) and a vote FOR Item 3 (Amendment of Certificate and Restatement). This proxy, when properly executed, will be voted as specified by the undersigned. If no specification is made, this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Ratification of Independent Auditors) and FOR Item 3 (Amendment of Certificate and Restatement).

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority:

Please sign your name:

(Authorized Signature(s))

Date:

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